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                                                                     EXHIBIT 5.1



                                [MTHM Letterhead]



                                                               November 19, 1999

Arrow Electronics, Inc.
25 Hub Drive
Melville, New York 11747

Ladies and Gentlemen:

         We have acted as counsel for Arrow Electronics, Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to $20,000,000 aggregate principal amount of the Company's debt securities (the "Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Securities will be issued pursuant to an indenture to be entered into between the Company and Harris Trust Company of New York (formerly known as Bank of Montreal Trust Company), as trustee (the "Indenture").

         In rendering the opinions expressed below, we have examined the Indenture and such records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Company.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Company)
(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all
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signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Securities when issued in accordance with the terms of the Indenture will constitute legal, valid and binding obligation of the Company enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinion is limited to matters involving the Federal law of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion letter is provided to you by us in our capacity as your counsel and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Registration Statement without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the related prospectus supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Milbank, Tweed,
                                                      Hadley & McCloy LLP